First Internet Bancorp Reports Record Quarterly Net Income
Net income up 41% over prior quarter; net interest income fuels results

Fishers, Indiana, July 20, 2017 - First Internet Bancorp (the “Company”) (NASDAQ: INBK), the parent company of First Internet Bank (the “Bank”) (www.firstib.com), announced today financial and operational results for the second quarter 2017.

David Becker, Chairman, President and Chief Executive Officer, commented, “Loan growth continues to drive net interest income to record levels. With loans up 52.8% since this time one year ago and 18.5% over the previous quarter, we produced our highest ever quarterly net income as we saw growth and success across all business lines. We have done so without compromising our strong credit culture. Nonperforming loans to total loans were a modest 20 basis points as we closed out the quarter.

“Over the past three months, we were also honored with two awards, naming First Internet Bank as an employer of choice at the city and state levels. These awards were especially gratifying because both are based on voluntary employee feedback. This measurement of organizational health affirms our capability to recruit and retain the talent we need to grow and nurture strong customer relationships. I am very proud of the team we have assembled, and I thank them for their dedication.”

Second quarter net income was a record $4.0 million and diluted earnings per share were $0.61. This compares with first quarter net income of $2.8 million and diluted earnings per share of $0.43 and second quarter 2016 net income of $2.8 million and diluted earnings per share of $0.57.

The comparability of diluted earnings per share between the second quarter and the year-over-year quarter is impacted by the effect on average diluted shares outstanding resulting from the Company’s issuance of an aggregate of 1,980,766 shares of common stock through equity offerings completed during May and December 2016.

Highlights for the second quarter include:

▪	Diluted earnings per share of $0.61, increasing $0.18, or 41.9%, compared to the linked quarter and $0.04, or 7.0%, compared to second quarter 2016

▪	Total loan growth of $265.2 million, or 18.5%, compared to March 31, 2017 and $586.8 million, or 52.8%, compared to June 30, 2016

▪	Net interest income of $13.0 million, increasing $1.5 million, or 13.2%, compared to the linked quarter and $3.7 million, or 39.4%, compared to the second quarter 2016

▪	Capital levels continued to support the balance sheet as lower risk-weighted loan generation contributed significantly to overall growth

	Company	Bank

Total shareholders’ equity to assets	6.88%	7.66%
Tangible common equity to tangible assets	6.70%	7.47%
Tier 1 leverage ratio	7.50%	8.34%
Common equity tier 1 capital ratio	9.74%	10.84%
Tier 1 capital ratio	9.74%	10.84%
Total risk-based capital ratio	12.68%	11.62%

▪	Asset quality remained strong

•	Nonperforming loans to total loans of 0.20% as of June 30, 2017

•	Net charge-offs to average loans of 0.01%

Net Interest Income and Net Interest Margin
Net interest income for the second quarter was $13.0 million compared to $11.5 million for the first quarter and $9.3 million for the second quarter 2016. Total interest income for the second quarter was $20.0 million, increasing $2.6 million, or 14.9%, compared to the first quarter and $6.0 million, or 43.0%, compared to the second quarter 2016. The increase in total interest income compared to the linked quarter was driven primarily by a $232.4 million, or 17.6%, increase in average loan balances, partially offset by a decline of 11 bps in the yield earned on the loan portfolio to 4.19% in the second quarter from 4.30% for the first quarter. The yield earned on the loan portfolio was impacted by strong growth in public finance lending, which carry lower tax-exempt rates, and continued growth in portfolio mortgage loans. Growth in total interest income also benefitted from increases in the average balances of securities and other interest-earning assets during the quarter. In total, the Company’s yield on interest-earning assets decreased 4 bps during the second quarter to 3.75% from 3.79% for the first quarter.

Total interest expense for the second quarter was $7.0 million, increasing $1.1 million, or 18.0%, compared to the first quarter and $2.3 million, or 50.1%, compared to the second quarter 2016. The increase in total interest expense compared to the linked quarter was due primarily to increases of $142.7 million, or 9.8%, in average interest-bearing deposit balances and $135.4 million, or 59.9%, in the average balance of Federal Home Loan Bank (“FHLB”) advances. Interest expense was also impacted by the cost of funds related to interest-bearing deposits which increased 3 bps during the second quarter to 1.34% from 1.31% for the first quarter. Additionally, the cost of funds related to FHLB advances increased 8 bps to 1.16% from 1.08% for the first quarter as the Company extended the maturities on certain borrowings to manage interest rate risk. Overall, the total cost of interest-bearing liabilities increased 1 bp during the second quarter to 1.41% from 1.40% for the first quarter.

Net interest margin (“NIM”) was 2.43% for the second quarter compared to 2.50% for the first quarter and 2.39% for the second quarter 2016. On a fully-taxable equivalent basis, NIM was 2.53% for the second quarter compared to 2.57% for the first quarter and 2.43% for the second quarter 2016.

Noninterest Income
Noninterest income for the second quarter was $2.7 million compared to $2.1 million for the first quarter and $3.7 million for the second quarter 2016. The increase of $0.6 million, or 28.4%, compared to the linked quarter was due primarily to an increase of $0.5 million, or 33.4%, in mortgage banking revenue. Mortgage origination activity remained solid as the dollar volume of commitments / locks increased 11.2% compared to the linked quarter, which included an increase of almost 32% in mortgages held-for-sale originations, driving the growth in mortgage banking revenue.

Noninterest Expense
Noninterest expense for the second quarter was $8.9 million compared to $8.7 million for the first quarter and $7.9 million for the second quarter 2016. The increase of $0.2 million, or 2.6%, compared to the linked quarter was due primarily to higher salaries and employee benefits and, to a lesser extent, higher premises and equipment expense. The increase in salaries and employee benefits was driven primarily by higher mortgage incentive compensation and a full quarter’s impact of annual merit increases, partially offset by a decline in claims experience related to medical and prescription drug insurance. The increase in premises and equipment expense was due to several software-related costs, none of which were individually significant.

Income Taxes
Income tax expense was $1.5 million for the second quarter, resulting in an effective tax rate of 26.8%, compared to $1.0 million and an effective tax rate of 26.5% for the linked quarter and $1.4 million and an effective tax rate of 33.4% for the second quarter 2016. Compared to the linked quarter, the impact on the effective tax rate resulting from tax benefits associated with equity compensation vesting events occurring during the first quarter was mostly offset in the second quarter by the increase in tax-exempt earning assets due to the strong growth in the public finance loan portfolio.

Loans and Credit Quality
Total loans as of June 30, 2017 were $1.7 billion, increasing $265.2 million, or 18.5%, compared to March 31, 2017 and $586.8 million, or 52.8%, compared to June 30, 2016. Total commercial loan balances were $1.2 billion as of June 30, 2017, increasing $199.1 million, or 20.7%, compared to March 31, 2017 and $436.0 million, or 60.1%, compared to June 30, 2016. The growth in commercial loan balances was driven largely by production in public finance and single tenant lease financing. The public finance portfolio increased $101.9 million, or 130.6%, compared to March 31, 2017 with balances totaling $179.9 million at quarter end. Single tenant lease financing balances increased $82.4 million, or 12.4%, compared to March 31, 2017 and $246.9 million, or 49.3%, compared to June 30, 2016. Commercial and industrial and owner-occupied commercial real estate balances increased $17.0 million on a combined basis, or 10.6%, compared to March 31, 2017 and $19.7 million, or 12.5%, compared to June 30, 2016. Investor commercial real estate balances increased modestly during the second quarter but declined compared to June 30, 2016 while construction balances declined compared to March 31, 2017 and June 30, 2016.

Total consumer loan balances were $534.9 million as of June 30, 2017, increasing $65.8 million, or 14.0%, compared to March 31, 2017 and $152.1 million, or 39.7%, compared to June 30, 2016. Residential mortgage balances increased $47.0 million, or 19.1%, compared to March 31, 2017 and $90.9 million, or 45.0%, compared to June 30, 2016 as the Company continued to see strong consumer interest in adjustable rate mortgage products during the second quarter.

Trailer portfolio balances increased $7.3 million, or 8.5%, compared to March 31, 2017 and $19.3 million, or 25.8%, compared to June 30, 2016. Recreational vehicle balances increased $6.3 million, or 11.0%, compared to March 31, 2017 and $19.1 million, or 43.1%, compared to June 30, 2016. Furthermore, other consumer loan balances increased $6.8 million, or 15.3%, compared to March 31, 2017 and $28.5 million, or 126.0%, compared to June 30, 2016, driven primarily by home improvement lending.

Credit quality continued to remain sound as total delinquencies 30 days or more past due were 0.12% of total loans as of June 30, 2017, consistent with March 31, 2017 and compared to 0.09% as of June 30, 2016. Nonperforming loans to total loans was 0.20% as of June 30, 2017 compared to 0.24% as of March 31, 2017 and 0.51% as of June 30, 2016. Nonperforming assets to total assets was 0.33% as of June 30, 2017 compared to 0.39% as of March 31, 2017 and 0.60% as of June 30, 2016.

The allowance for loan losses was $13.2 million as of June 30, 2017 compared to $11.9 million as of March 31, 2017 and $10.0 million as of June 30, 2016. The allowance as a percentage of total nonperforming loans was 383.8% as of June 30, 2017 compared to 348.7% as of March 31, 2017 and 177.6% as of June 30, 2016. The allowance as a percentage of total loans was 0.78% as of June 30, 2017 compared to 0.83% as of March 31, 2017 and 0.90% as of June 30, 2016. The decline in the allowance as a percentage of total loans was due to the growth in the public finance and residential mortgage portfolios as these loan categories have lower loss reserve factors than all other commercial and most consumer loan types.

Net charge-offs of less than $0.1 million were recognized during the second quarter, resulting in net charge-offs to average loans of 0.01% compared to 0.04% for the first quarter and 0.05% for the second quarter 2016. The provision for loan losses in the second quarter was $1.3 million compared to $1.0 million for the first quarter and $0.9 million for the second quarter 2016. The increase of $0.3 million, or 27.7%, compared to the linked quarter was due mainly to the strong loan growth experienced in the second quarter.

Capital
During the second quarter, total shareholders’ equity increased $6.3 million, due primarily to net income earned during the quarter and the change in the unrealized gain/loss related to the investment portfolio, partially offset by declared dividends. As of June 30, 2017, the Company’s tier 1 leverage, common equity tier 1, tier 1 and total risk-based capital ratios were 7.50%, 9.74%, 9.74% and 12.68% compared to 8.41%, 10.88%, 10.88% and 14.16% as of March 31, 2017, respectively. The declines in the regulatory capital ratios were due primarily to increases in average and risk-weighted assets resulting from the strong quarterly loan growth. Tangible common equity to tangible assets declined 76 bps during the second quarter to 6.70% as of June 30, 2017 due primarily to continued strong balance sheet growth. Tangible book value per share increased to $24.43 as of June 30, 2017 from $23.52 as of March 31, 2017 and $23.67 as of June 30, 2016.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $2.4 billion as of June 30, 2017. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank now provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans and treasury management services in select geographies. First Internet Bancorp’s common stock trades on the NASDAQ Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Safe Harbor Statement
This press release may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, and public finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, return on average tangible common equity and tangible common equity to tangible assets, net interest income - FTE and net interest margin - FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures provide a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Investor Relations	Executive Vice President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income	$4,001	$2,832	$2,834	$6,833	$5,266

Per share and share information
Earnings per share - basic	$0.61	$0.43	$0.57	$1.04	$1.11
Earnings per share - diluted	0.61	0.43	0.57	1.04	1.10
Dividends declared per share	0.06	0.06	0.06	0.12	0.12
Book value per common share	25.15	24.24	24.52	25.15	24.52
Tangible book value per common share	24.43	23.52	23.67	24.43	23.67
Common shares outstanding	6,513,577	6,497,662	5,533,050	6,513,577	5,533,050
Average common shares outstanding:
Basic	6,583,515	6,547,807	4,972,759	6,565,760	4,757,243
Diluted	6,597,991	6,602,200	4,992,025	6,599,681	4,782,700
Performance ratios
Return on average assets	0.73%	0.60%	0.71%	0.67%	0.72%
Return on average shareholders' equity	9.95%	7.42%	9.67%	8.72%	9.45%
Return on average tangible common equity	10.25%	7.65%	10.07%	8.99%	9.86%
Net interest margin	2.43%	2.50%	2.39%	2.46%	2.57%
Net interest margin - FTE [1]	2.53%	2.57%	2.43%	2.55%	2.60%
Capital ratios [2]
Total shareholders' equity to assets	6.88%	7.67%	7.97%	6.88%	7.97%
Tangible common equity to tangible assets	6.70%	7.46%	7.72%	6.70%	7.72%
Tier 1 leverage ratio	7.50%	8.41%	8.08%	7.50%	8.08%
Common equity tier 1 capital ratio	9.74%	10.88%	10.66%	9.74%	10.66%
Tier 1 capital ratio	9.74%	10.88%	10.66%	9.74%	10.66%
Total risk-based capital ratio	12.68%	14.16%	12.54%	12.68%	12.54%
Asset quality
Nonperforming loans	$3,438	$3,411	$5,639	$3,438	$5,639
Nonperforming assets	7,952	7,992	10,173	7,952	10,173
Nonperforming loans to loans	0.20%	0.24%	0.51%	0.20%	0.51%
Nonperforming assets to total assets	0.33%	0.39%	0.60%	0.33%	0.60%
Allowance for loan losses to:
Loans	0.78%	0.83%	0.90%	0.78%	0.90%
Nonperforming loans	383.8%	348.7%	177.6%	383.8%	177.6%
Net charge-offs to average loans	0.01%	0.04%	0.05%	0.02%	0.04%
Average balance sheet information
Loans	$1,552,456	$1,320,065	$1,072,901	$1,436,903	$1,032,257
Total securities	500,816	474,845	358,498	487,902	291,787
Other earning assets	67,989	45,392	97,774	56,753	88,033
Total interest-earning assets	2,139,040	1,858,931	1,566,554	1,999,759	1,445,045
Total assets	2,194,652	1,905,736	1,596,504	2,050,992	1,474,668
Noninterest-bearing deposits	32,897	31,463	27,687	32,184	25,293
Interest-bearing deposits	1,593,364	1,450,677	1,284,952	1,522,415	1,159,048
Total deposits	1,626,261	1,482,140	1,312,639	1,554,599	1,184,341
Shareholders' equity	161,228	154,798	117,913	158,030	112,096

1 On a fully-taxable equivalent (“FTE”) basis assuming a 35% tax rate
2 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Amounts in thousands
	June 30, 2017	March 31, 2017	June 30, 2016
Assets
Cash and due from banks	$5,425	$4,137	$1,868
Interest-bearing deposits	60,818	48,961	68,140
Interest-bearing time deposits	—	250	250
Securities available-for-sale, at fair value	489,775	470,065	433,806
Securities held-to-maturity, at amortized cost	19,215	19,218	—
Loans held-for-sale	27,335	13,202	44,503
Loans	1,698,421	1,433,190	1,111,622
Allowance for loan losses	(13,194)	(11,894)	(10,016)
Net loans	1,685,227	1,421,296	1,101,606
Accrued interest receivable	8,479	6,868	5,508
Federal Home Loan Bank of Indianapolis stock	19,575	13,050	8,595
Cash surrender value of bank-owned life insurance	34,602	24,367	12,932
Premises and equipment, net	9,667	9,853	9,267
Goodwill	4,687	4,687	4,687
Other real estate owned	4,488	4,488	4,488
Accrued income and other assets	11,978	12,361	6,818
Total assets	$2,381,271	$2,052,803	$1,702,468

Liabilities
Noninterest-bearing deposits	$36,636	$34,427	$28,066
Interest-bearing deposits	1,695,476	1,522,692	1,360,867
Total deposits	1,732,112	1,557,119	1,388,933
Advances from Federal Home Loan Bank	435,183	289,985	147,974
Subordinated debt	36,652	36,615	12,778
Accrued interest payable	210	148	138
Accrued expenses and other liabilities	13,284	11,445	16,966
Total liabilities	2,217,441	1,895,312	1,566,789
Shareholders' equity
Voting common stock	119,883	119,627	95,642
Retained earnings	49,738	46,139	37,630
Accumulated other comprehensive income (loss)	(5,791)	(8,275)	2,407
Total shareholders' equity	163,830	157,491	135,679
Total liabilities and shareholders' equity	$2,381,271	$2,052,803	$1,702,468

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest income
Loans	$16,416	$14,156	$11,661	$30,572	$22,850
Securities - taxable	2,566	2,367	1,747	4,933	2,916
Securities - non-taxable	696	697	368	1,393	533
Other earning assets	297	170	195	467	365
Total interest income	19,975	17,390	13,971	37,365	26,664
Interest expense
Deposits	5,324	4,699	3,930	10,023	6,818
Other borrowed funds	1,677	1,234	735	2,911	1,399
Total interest expense	7,001	5,933	4,665	12,934	8,217
Net interest income	12,974	11,457	9,306	24,431	18,447
Provision for loan losses	1,322	1,035	924	2,357	1,870
Net interest income after provision for loan losses	11,652	10,422	8,382	22,074	16,577
Noninterest income
Service charges and fees	220	211	215	431	415
Mortgage banking activities	2,155	1,616	3,295	3,771	5,549
Gain on sale of securities	—	—	177	—	177
Other	361	304	61	665	147
Total noninterest income	2,736	2,131	3,748	4,867	6,288
Noninterest expense
Salaries and employee benefits	5,193	5,073	4,329	10,266	8,227
Marketing, advertising and promotion	544	518	434	1,062	898
Consulting and professional fees	764	813	895	1,577	1,533
Data processing	245	237	275	482	549
Loan expenses	248	214	200	462	384
Premises and equipment	1,025	953	963	1,978	1,761
Deposit insurance premium	300	315	215	615	395
Other	604	575	564	1,179	1,133
Total noninterest expense	8,923	8,698	7,875	17,621	14,880
Income before income taxes	5,465	3,855	4,255	9,320	7,985
Income tax provision	1,464	1,023	1,421	2,487	2,719
Net income	$4,001	$2,832	$2,834	$6,833	$5,266

Per common share data
Earnings per share - basic	$0.61	$0.43	$0.57	$1.04	$1.11
Earnings per share - diluted	$0.61	$0.43	$0.57	$1.04	$1.10
Dividends declared per share	$0.06	$0.06	$0.06	$0.12	$0.12

All periods presented have been reclassified to conform to the current period classification.

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale	$1,570,235	$16,416	4.19%	$1,338,694	$14,156	4.29%	$1,110,282	$11,661	4.22%
Securities - taxable	405,380	2,566	2.54%	381,522	2,367	2.52%	307,336	1,747	2.29%
Securities - non-taxable	95,436	696	2.93%	93,323	697	3.03%	51,162	368	2.89%
Other earning assets	67,989	297	1.75%	45,392	170	1.52%	97,774	195	0.80%
Total interest-earning assets	2,139,040	19,975	3.75%	1,858,931	17,390	3.79%	1,566,554	13,971	3.59%
Allowance for loan losses	(12,372)			(11,299)			(9,472)
Noninterest-earning assets	67,984			58,104			39,422
Total assets	$2,194,652			$1,905,736			$1,596,504

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$92,676	$127	0.55%	$88,295	$119	0.55%	$83,712	$114	0.55%
Regular savings accounts	34,545	67	0.78%	28,333	47	0.67%	28,023	40	0.57%
Money market accounts	394,735	915	0.93%	347,696	696	0.81%	363,767	641	0.71%
Certificates and brokered deposits	1,071,408	4,215	1.58%	986,353	3,837	1.58%	809,450	3,135	1.56%
Total interest-bearing deposits	1,593,364	5,324	1.34%	1,450,677	4,699	1.31%	1,284,952	3,930	1.23%
Other borrowed funds	398,044	1,677	1.69%	262,573	1,234	1.91%	161,127	735	1.83%
Total interest-bearing liabilities	1,991,408	7,001	1.41%	1,713,250	5,933	1.40%	1,446,079	4,665	1.30%
Noninterest-bearing deposits	32,897			31,463			27,687
Other noninterest-bearing liabilities	9,119			6,225			4,825
Total liabilities	2,033,424			1,750,938			1,478,591
Shareholders' equity	161,228			154,798			117,913
Total liabilities and shareholders' equity	$2,194,652			$1,905,736			$1,596,504

Net interest income		$12,974			$11,457			$9,306

Interest rate spread			2.34%			2.39%			2.29%
Net interest margin			2.43%			2.50%			2.39%
Net interest margin - FTE [1]			2.53%			2.57%			2.43%
1 On a fully-taxable equivalent (“FTE”) basis assuming a 35% tax rate

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Six Months Ended
	June 30, 2017			June 30, 2016
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale	$1,455,104	$30,572	4.24%	$1,065,225	$22,850	4.31%
Securities - taxable	393,517	4,933	2.53%	255,116	2,916	2.30%
Securities - non-taxable	94,385	1,393	2.98%	36,671	533	2.92%
Other earning assets	56,753	467	1.66%	88,033	365	0.83%
Total interest-earning assets	1,999,759	37,365	3.77%	1,445,045	26,664	3.71%
Allowance for loan losses	(11,839)			(9,063)
Noninterest-earning assets	63,072			38,686
Total assets	$2,050,992			$1,474,668

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$90,498	$246	0.55%	$82,525	$225	0.55%
Regular savings accounts	31,456	114	0.73%	26,522	76	0.58%
Money market accounts	371,346	1,611	0.87%	357,288	1,257	0.71%
Certificates and brokered deposits	1,029,115	8,052	1.58%	692,713	5,260	1.53%
Total interest-bearing deposits	1,522,415	10,023	1.33%	1,159,048	6,818	1.18%
Other borrowed funds	330,683	2,911	1.78%	173,372	1,399	1.62%
Total interest-bearing liabilities	1,853,098	12,934	1.41%	1,332,420	8,217	1.24%
Noninterest-bearing deposits	32,184			25,293
Other noninterest-bearing liabilities	7,680			4,859
Total liabilities	1,892,962			1,362,572
Shareholders' equity	158,030			112,096
Total liabilities and shareholders' equity	$2,050,992			$1,474,668

Net interest income		$24,431			$18,447

Interest rate spread			2.36%			2.47%
Net interest margin			2.46%			2.57%
Net interest margin - FTE [1]			2.55%			2.60%
1 On a fully-taxable equivalent (“FTE”) basis assuming a 35% tax rate

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands
	June 30, 2017		March 31, 2017		June 30, 2016
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$110,379	6.5%	$97,487	6.8%	$111,130	10.0%
Owner-occupied commercial real estate	66,952	4.0%	62,887	4.4%	46,543	4.2%
Investor commercial real estate	10,062	0.6%	8,510	0.6%	12,976	1.2%
Construction	45,931	2.7%	49,618	3.5%	53,368	4.8%
Single tenant lease financing	747,790	44.0%	665,382	46.4%	500,937	45.1%
Public finance	179,873	10.6%	77,995	5.4%	—	0.0%
Total commercial loans	1,160,987	68.4%	961,879	67.1%	724,954	65.3%

Consumer loans
Residential mortgage	292,997	17.3%	246,014	17.2%	202,107	18.2%
Home equity	33,312	2.0%	34,925	2.4%	38,981	3.5%
Trailers	94,036	5.5%	86,692	6.0%	74,777	6.7%
Recreational vehicles	63,514	3.7%	57,234	4.0%	44,387	4.0%
Other consumer loans	51,052	3.0%	44,265	3.1%	22,592	2.0%
Total consumer loans	534,911	31.5%	469,130	32.7%	382,844	34.4%

Net deferred loan fees, premiums and discounts	2,523	0.1%	2,181	0.2%	3,824	0.3%

Total loans	$1,698,421	100.0%	$1,433,190	100.0%	$1,111,622	100.0%

	June 30, 2017		March 31, 2017		June 30, 2016
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$36,636	2.1%	$34,427	2.2%	$28,066	2.0%
Interest-bearing demand deposits	94,726	5.5%	94,461	6.1%	83,031	6.0%
Regular savings accounts	35,764	2.1%	31,291	2.0%	28,900	2.1%
Money market accounts	386,224	22.3%	371,115	23.8%	373,932	26.9%
Certificates of deposits	1,176,230	67.9%	1,023,294	65.7%	862,150	62.1%
Brokered deposits	2,532	0.1%	2,531	0.2%	12,854	0.9%
Total deposits	$1,732,112	100.0%	$1,557,119	100.0%	$1,388,933	100.0%

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Total equity - GAAP	$163,830	$157,491	$135,679	$163,830	$135,679
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$159,143	$152,804	$130,992	$159,143	$130,992

Total assets - GAAP	$2,381,271	$2,052,803	$1,702,468	$2,381,271	$1,702,468
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$2,376,584	$2,048,116	$1,697,781	$2,376,584	$1,697,781

Common shares outstanding	6,513,577	6,497,662	5,533,050	6,513,577	5,533,050

Book value per common share	$25.15	$24.24	$24.52	$25.15	$24.52
Effect of goodwill	(0.72)	(0.72)	(0.85)	(0.72)	(0.85)
Tangible book value per common share	$24.43	$23.52	$23.67	$24.43	$23.67

Total shareholders' equity to assets ratio	6.88%	7.67%	7.97%	6.88%	7.97%
Effect of goodwill	(0.18%)	(0.21%)	(0.25%)	(0.18)%	(0.25)%
Tangible common equity to tangible assets ratio	6.70%	7.46%	7.72%	6.70%	7.72%

Total average equity - GAAP	$161,228	$154,798	$117,913	$158,030	$112,096
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$156,541	$150,111	$113,226	$153,343	$107,409

Return on average shareholders' equity	9.95%	7.42%	9.67%	8.72%	9.45%
Effect of goodwill	0.30%	0.23%	0.40%	0.27%	0.41%
Return on average tangible common equity	10.25%	7.65%	10.07%	8.99%	9.86%

Net interest income	$12,974	$11,457	$9,306	$24,431	$18,447
Adjustments:
Fully-taxable equivalent adjustments [1]	543	306	144	849	213
Net interest income - FTE	$13,517	$11,763	$9,450	$25,280	$18,660

Net interest margin	2.43%	2.50%	2.39%	2.46%	2.57%
Effect of fully-taxable equivalent adjustments [1]	0.10%	0.07%	0.04%	0.09%	0.03%
Net interest margin - FTE	2.53%	2.57%	2.43%	2.55%	2.60%

1 Assuming a 35% tax rate